Exhibit (t)
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sarah Pinto, Manan Shah, Aaron Ellias, Christian Lymn, Maureen Montgomery, Yingting Zhang, Hom Whe Tan, Robert Kamentsev and Jennifer Cho and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form N-2 of Robinhood Ventures Fund II, any and all amendments thereto, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the 21st day of May, 2026.

Signature	Title

/s/ Sarah Pinto
Sarah Pinto	President and Trustee

/s/ Robert Kamentsev
Robert Kamentsev	Assistant Treasurer, Principal Financial Officer, Principal Accounting Officer
/s/ Michael Gallagher
Michael Gallagher	Trustee

/s/ Jill Sommers
Jill Sommers	Trustee

/s/ Meredith Whitney
Meredith Whitney	Trustee

/s/ Shiv Verma
Shiv Verma	Trustee